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                                                                    Exhibit 10.1

                           IDERA PHARMACEUTICALS, INC.

                         COMMON STOCK PURCHASE AGREEMENT

                                 March 24, 2006

     This Common Stock Purchase Agreement (this "AGREEMENT") is entered into as of the date set forth above by and among Idera Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and the undersigned purchasers (each a "PURCHASER" and collectively, the "PURCHASERS") set forth on the Schedule of Purchasers attached hereto as Exhibit A (the "SCHEDULE OF PURCHASERS"). The parties hereby agree as follows:

                                   ARTICLE 1

                      AUTHORIZATION AND SALE OF SECURITIES

     1.1 Authorization. The Company has duly authorized the sale and issuance to the Purchasers pursuant to the terms and conditions hereof of (i) up to 22,159,092 shares (the "SHARES") of its common stock, par value $0.001 per share (the "COMMON STOCK"), and (ii) warrants to purchase up to 16,619,319 shares of Common Stock in the form attached hereto as Exhibit B (the "WARRANTS").

     1.2 Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 below) the Company will issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Shares, at a purchase price of $0.44 per share, set forth opposite such Purchaser's name on the Schedule of Purchasers and for the aggregate purchase price set forth thereon. Payment of the purchase price for the Shares will be made by the Purchasers by wire transfer in same day funds. Concurrently with the closing of the purchase and sale of the Shares, the Company shall issue to each Purchaser a Warrant to purchase that number of shares of Common Stock equal to 75% of the number of shares of Common Stock purchased by such Purchaser as reflected on the Schedule of Purchasers.

                                   ARTICLE 2

                                CLOSING; DELIVERY

     2.1 Closing. The closing of the purchase by the Purchasers and the sale by the Company of the Shares (the "CLOSING") shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, as soon as practicable and as agreed to by the parties hereto but in no event later than three business days following the date of this Agreement, or at such other time and place as the Company and a majority in interest of the Purchasers may agree either in writing or orally (the "CLOSING DATE"). Concurrent with the Closing, each Purchaser and the Company shall execute and deliver the Registration Rights Agreement attached hereto as Exhibit C (the "RIGHTS AGREEMENT" and, together with this Agreement and the Warrants, the "TRANSACTION DOCUMENTS").


                                       1.

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     2.2 Delivery. At the Closing, the Company will issue to each Purchaser: (i)
a certificate in such Purchaser's name representing the Shares purchased by such Purchaser, against payment of the purchase price therefor and (ii) a Warrant.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Purchaser that except as set forth in the Exchange Act Reports (as defined in Section 3.16):

     3.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon the business, financial condition, properties, or results of operations of the Company. The Company does not have any subsidiaries.

     3.2 Authorized Capital Stock. Immediately prior to Closing, the Company will have (i) authorized 200,000,000 and outstanding 111,566,993 shares of Common Stock and (ii) authorized 5,000,000 shares of Preferred Stock, $0.01 par value per share ("PREFERRED STOCK"), of which 1,500,000 shares have been designated Series A Convertible Preferred Stock, 655 shares of which are outstanding, and of which 200,000 shares have been designated Series C Junior Participating Preferred Stock, none of which are outstanding; the issued and outstanding shares of the Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance in material respects with all federal and state securities laws, were not issued in violation of and are not subject to any preemptive rights or other rights to subscribe for or purchase securities granted by the Company, and conform (except with respect to the number of authorized, issued and outstanding shares) in all material respects to the description thereof contained in the Exchange Act Reports with the Securities and Exchange Commission (the "COMMISSION" or the "SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or in any Registration Statement on Form 8-A filed with the SEC by the Company. Except as disclosed in the Exchange Act Reports, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments requiring the Company to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, other than options granted under plans described in the Exchange Act Reports, securities issued under the common stock purchase agreement dated March 24, 2006 between the Company and Biotech Shares Ltd. (the "BIOTECH SHARES AGREEMENT") and warrants issued to Youssef El-Zein as agent of the Company in connection with the Biotech Shares Agreement. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Exchange Act Reports accurately and fairly presents in all material respects all material information with respect to such plans, arrangements, options and rights, as of the dates for which such information is given, that is required by the Exchange Act and the rules and regulations promulgated thereunder to be so described.


                                       2.

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     3.3 Issuance, Sale and Delivery of the Shares. The Shares, Warrants and
shares of Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES" and collectively with the Shares and the Warrants, the "SECURITIES") have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, and encumbrances imposed by the Company (other than restrictions on transfer under state and/or federal securities laws). No preemptive rights or other rights to subscribe for or purchase from the Company exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement and the Warrants. Except as disclosed in the Exchange Act Reports, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the registration statement to be filed by it pursuant to the Rights Agreement (the "REGISTRATION STATEMENT")) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "SECURITIES ACT") in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

     3.4 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into the Transaction Documents and consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein: (i) will not violate any provision of the certificate of incorporation or bylaws of the Company, (ii) will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, lease, franchise, license, permit or other instrument to which the Company is a party or by which the Company or any of its properties are bound, except, in each case, for any lien, charge, security interest, encumbrance, conflict, breach, violation or default which would not reasonably be expected to have a Material Adverse Effect, or (iii) conflict with or result in the violation of any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties except for any such conflict or violation which would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by the Company of the Transaction Documents or the consummation by the Company of the transactions contemplated by the Transaction Documents, except for compliance with the blue sky laws and federal securities laws, the listing of the Shares and the Warrant Shares on the American Stock Exchange and the filing of the Registration Statement. Upon the execution and delivery of the Transaction Documents, and assuming the valid execution thereof by the Purchasers, each Transaction Document will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in


                                       3.

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a proceeding in equity or at law) and except to the extent enforcement of the indemnification obligations of the Company set forth in the Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     3.5 Accountants. The firm of Ernst & Young LLP, which has expressed its opinion with respect to the financial statements to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof (the "PROSPECTUS"), is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the "RULES AND REGULATIONS").

     3.6 No Defaults. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound except for any violation or default that would not reasonably be expected to have a Material Adverse Effect.

     3.7 Contracts. There is no material contract or agreement required by the Exchange Act and the rules and regulations promulgated thereunder to be described in or filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 or any other document that the Company was required to file with the Commission since December 31, 2004 pursuant to the reporting requirements of the Exchange Act which is not described or filed therein as required. Any contracts filed as exhibits to the Exchange Act Reports that are material to the Company are in full force and effect on the date hereof.

     3.8 No Actions. Except as disclosed in the Exchange Act Reports, (1) there are no legal or governmental actions, suits or proceedings pending and (2) to the Company's knowledge, there are no inquiries or investigations pending, or any legal or governmental actions, suits, or proceedings threatened, against the Company or of which property owned or leased by the Company is or may be the subject (it being understood that the interaction between the Company and the United States Food and Drug Administration and such comparable governmental bodies relating solely to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. The Company is not party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body specifically naming the Company that would reasonably be expected to have a Material Adverse Effect.

     3.9 Properties. The Company has good and marketable title to all properties and assets that are material to the business and reflected as owned as of September 30, 2005 in the financial statements included in the Exchange Act Reports or notes thereto, except those properties and assets that have been assigned or disposed of in the normal course of business. None of such properties or assets are subject to any lien, mortgage, pledge, charge or encumbrance of any kind, except for (i) those, if any, reflected in the financial statements included in the Exchange Act Reports, (ii) licenses of the Company's intellectual property


                                       4.

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entered into in the ordinary course of business or (iii) those which are not material in amount and do not materially adversely affect the use of such property or assets by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

     3.10 No Material Change. Since December 31, 2005, and except as described in the Exchange Act Reports:

          (A) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction, which was not incurred or entered into in the ordinary course of business other than the Biotech Shares Agreement and the placement agent agreement with Youssef El-Zein;

          (B) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity not covered by insurance;

          (C) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations;

          (D) there has not been any material change or amendment to a contract filed as an exhibit to an Exchange Act Report that is material to the Company;

          (E) there has not been any sale, assignment or transfer of all or substantially all of the Company's rights in any patents, trademarks, copyrights, trade secrets or other intangible assets or other material assets, except a sale, assignment or transfer made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

          (F) there has not been any resignation or termination of any officer, key employee or group of employees of the Company other than the Vice President of Clinical of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer, key employee or group of employees;

          (G) there has not been any waiver by the Company of a material debt owed to it;

          (H) there has not been any material change in any compensation arrangement or agreement with any officer or director;

          (I) there has not been any agreement or commitment by the Company to do any of the acts described in subsections (a) through (h) above; and

          (J) there has not been any event which has caused a Material Adverse Effect other than continued incurrence of operating losses incurred in the ordinary course of the Company's business at a rate consistent with the Company's rate of operating losses for the


                                       5.

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quarter ended December 31, 2005 as reflected in the Company's Financial
Statements (as defined below).

     3.11 Intellectual Property. Except as disclosed in the Exchange Act Reports, (i) the Company owns or has the right to use the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets used by it in or, to its knowledge, necessary for the conduct of the Company's business, including the development and commercialization of products currently under development in the Company's IMO-2055 program, including IMOxine and any follow compounds, IMO-2125 program (and any follow-on compounds to 2125) and toll-like receptor antagonist program (collectively, the "COMPANY INTELLECTUAL PROPERTY"), except where such failure to own or have the right to use the intellectual property would not reasonably be expected to have a Material Adverse Effect; and (ii) (a) to the Company's knowledge, there are no third parties who have any ownership rights to any Company Intellectual Property that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Company Intellectual Property licensed by the Company; (b) to the Company's knowledge, there are currently no sales of any products or any other uses that would constitute an infringement by third parties of any Company Intellectual Property, which infringement would reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Company Intellectual Property, which action, suit, proceeding or claim would reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, which action, suit, proceeding or claim would reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right (an "INTELLECTUAL PROPERTY RIGHT") of others, which action, suit, proceeding or claim would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company does not infringe nor is it in conflict with any Intellectual Property Rights of any other person. The termination of the Company's ownership of, or right to use, any single patent of Company Intellectual Property would not result in a Material Adverse Effect. The Company has not entered into any consent agreements, forbearance to sue or settlement agreements with respect to the validity of the Company's ownership or right to use Company Intellectual Property. To the Company's knowledge, the Company Intellectual Property is valid and enforceable. No registration relating to Company Intellectual Property has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Company Intellectual Property used pursuant to licenses. All former or current employees, officers and consultants of the Company have entered into agreements with the Company providing for the assignment of inventions to the Company, except where the failure to have entered into an agreement with an employee, officer or consultant would not reasonably be expected to have a Material Adverse Effect.

     3.12 Compliance. The Company is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business,


                                       6.

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including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

     3.13 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the issuance and sale of the Shares to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

     3.14 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     3.15 Insurance. The Company carries, or is covered by, insurance of the types and in the amounts that the Company reasonably believes are adequate for its business as currently conducted and as is customary for similarly sized companies engaged in similar businesses in similar industries.

     3.16 Disclosure. Neither this Agreement nor any exhibit hereto nor any certificates, instruments or other documents delivered by the Company to the Purchasers in connection with the purchase and sale of the Securities (other than any documents delivered by the Company describing the Company's clinical development plans and associated budget), when read together, contains any untrue statement of a material fact. The information contained in the following documents did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective dates:

          (A) the Company's Annual Report on Form 10-K for the year ended December 31, 2004;

          (B) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

          (C) all other documents, if any, filed by the Company with the Commission since March 25, 2005 pursuant to the reporting requirements of the Exchange Act (together with paragraphs (a) and (b), the "EXCHANGE ACT REPORTS").

     3.17 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

     3.18 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and since December 31, 2004 has timely filed all reports required thereby. As of their respective filing dates, all Exchange Act Reports complied in all material respects with the requirements of the Exchange Act. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchaser on a registration statement


                                       7.

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on Form S-3 under the Securities Act. To the Company's knowledge, there exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Rights Agreement). The Company does not know of any basis to believe that its present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements that will be included in the Registration Statement.

     3.19 Use of Proceeds. The Company intends to use the proceeds from the sale of the Securities for research and clinical development activities, manufacturing and commercialization of its product candidates, working capital and general corporate purposes, including for potential acquisitions of additional technologies and intellectual property rights.

     3.20 Use of Purchaser Name. Except as may be required by applicable law or regulation and as may be required in the Registration Statement, the Company shall not use any Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication in connection with the offering of the Securities contemplated hereby unless it has received the prior written consent of such Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

     3.21 Related Party Transactions. No transaction has occurred between or among the Company and its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described in the Exchange Act Reports under Item 404 of Regulation S-K as required by the Exchange Act or otherwise and is not so described in the Exchange Act Reports.

     3.22 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company as currently conducted, except where the failure to posses currently such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such permit.

     3.23 Financial Statements. The consolidated financial statements of the Company and the related notes contained in the Exchange Act Reports and the consolidated financial statements of the Company and the related notes for the period ended December 31, 2005, which have been delivered to the Purchasers, (collectively, the "FINANCIAL STATEMENTS") present fairly, in accordance with United States generally accepted accounting principles ("GAAP"), the consolidated financial position of the Company as of the dates indicated, and the results of operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. The Financial Statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements are subject to normal year-end audit adjustments and may not contain all footnotes required by GAAP. Since December 31, 2005, the Company has not incurred liabilities,


                                       8.

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contingent or otherwise in the ordinary course of business which individually or in the aggregate, are material to the financial condition or operating results of the Company.

     3.24 Listing. The Common Stock is presently listed on the American Stock Exchange. The Company has not, in the two years preceding the date hereof, received any written notice from the American Stock Exchange to the effect that the Company is not in compliance with the maintenance requirements of such exchange. The Company has secured or prior to closing will secure the listing of the Shares and the Warrant Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are currently listed (subject to official notice of issuance).

     3.25 Sarbanes-Oxley Act; Accounting Controls. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains a system of internal accounting controls that the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.26 ERISA Compliance. Each employee benefit plan, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any entity that is considered a "single employer" with the Company in accordance with Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"), for employees or former employees of the Company has been maintained in all material respects in compliance with its terms (except that in any case in which any plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been maintained, operated and administered in accordance with such provision) and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     3.27 Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation


                                       9.

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of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended;
or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     3.28 Employee Relations. The Company is not a party to any collective bargaining agreement and does not employ any member of a union. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the Company's knowledge, no employee, officer or consultant of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. Except as set forth in the Exchange Act Reports, no employee of the Company has been granted the right to any severance following termination of employment with the Company in excess of $200,000.

     3.29 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Securities are exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any person acting on its behalf has taken any action to sell, offer for sale or solicit offers to buy any securities of the Company that would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.

     3.30 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Securities to be integrated with any prior or contemporaneous offering of securities of the Company for purposes of the Securities Act or any applicable state securities law or any applicable stockholder approval provisions.

     3.31 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby other than fees owed to ThinkEquity.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Each Purchaser hereby represents and warrants as follows:


                                       10.

     4.1 This Agreement and the Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the Purchaser's indemnification obligations set forth in the Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     4.2 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the Securities set forth in Section 1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or the Purchaser's right to indemnification under the Rights Agreement); (iii) the Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Exhibit D, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company promptly of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act;
(vii) the Purchaser agrees to notify the Company promptly of any change in any of the foregoing information until such time as the Purchaser has sold all of its Securities or the Company is no longer required to keep the Registration Statement effective; and (viii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act, the Rules and Regulations, and applicable state securities laws.

     4.3 The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to


                                       11.

determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

     4.4 The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser's investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser's purchase of the Securities. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

     4.5 The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     4.6 The Purchaser's principal executive offices are at the address set forth below the Purchaser's name on the Schedule of Purchasers.

     4.7 The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury ("TREASURY") Office of Foreign Assets Control, (ii) the Purchaser, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Purchaser's knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to the Purchaser's knowledge after reasonable investigation, all of the funds to be used to acquire the Securities are derived from legitimate sources and are not the product of illegal activities, and (iv) the Purchaser is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

     4.8 Except for Section 3.29, nothing in this Section 4 shall lessen or obviate the representations and warranties of the Company set forth in this Agreement.

                                    ARTICLE 5

                                    COVENANTS

     5.1 Form D: Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser promptly after taking such action. Within two (2)


                                       12.

trading days after the Closing Date, the Company shall file a Form 8-K concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement, the Rights Agreement and the form of Warrant as exhibits to such Form 8-K.

     5.2 Reporting Status. So long as any Purchaser beneficially owns any of the Securities and so long as the Company is subject to the periodic reporting obligations of the Exchange Act, the Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act.

     5.3 Participation Right.

          (A) In the event that prior to the earlier of (i) March 23, 2008 and
(ii) the date that the Purchasers collectively own fewer than 11,079,545 shares of Common Stock (such number of shares being subject to adjustment for stock splits, dividends, combinations, recapitalizations, reclassifications and other similar events), the Company proposes to sell and issue securities of the Company (an "ADDITIONAL FINANCING") each Purchaser shall have the option to purchase, on the same terms and conditions offered by the Company to the other purchasers of such securities in such Additional Financing, up to that percentage of the securities sold in such Additional Financing equal to (x) the proportion that the number of Shares then held by such Purchaser bears to the total number of Shares then held by all Purchasers, multiplied by (y) the aggregate percentage set forth in Section 5.3(e) hereof with respect to such Additional Financing (such percentage being a Purchaser's "PRO RATA AMOUNT").

          (B) No later than 10 business days prior to the anticipated closing of any such proposed Additional Financing, the Company shall deliver a written notice (the "OFFER NOTICE") to the Purchasers stating (i) its bona fide intention to offer securities in an Additional Financing, (ii) the number of such securities to be offered, (iii) the price and terms, to the extent known, upon which it proposes to offer such securities, and (iv) the anticipated closing date of the sale of such securities. The Company shall promptly notify each Purchaser of (i) the determination of the price and terms upon which it proposes to offer such securities, to the extent not set forth in the Offer Notice, and (ii) any material change in any of the information set forth in the Offer Notice or in the price or other terms previously communicated to such Purchaser (it being understood that any change in the offering price, the number of shares to be offered and the warrant coverage and warrant exercise price of any warrants issued in such Additional Financing, shall be deemed to be material, regardless of magnitude).

          (C) In order to participate in the Additional Financing, in whole or in part, a Purchaser must deliver to the Company, on or prior to the latest of
(i) the date 10 business days after the date of delivery of the Offer Notice (the "Offer Notice Expiration Date"), (ii) the date one business day following the date on which the final price and terms, to the extent not set forth in the Offer Notice, are communicated to such Purchaser and (iii) the date one business day following the date on which any change in any of the information set forth in the Offer Notice or in the price or any other term of the Additional Financing is communicated to such Purchaser, a written notice of acceptance providing a representation letter certifying that such Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Purchaser's Pro Rata Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Pro Rata Amount, indicating the amount of securities


                                       13.

not subscribed for by the other Purchasers hereunder (the "UNDERSUBSCRIPTION AMOUNT") that such Purchaser elects to purchase. If the Pro Rata Amounts subscribed for by all Purchasers are less than the total of all of the Pro Rata Amounts available for purchase, then each Purchaser who has set forth an Undersubscription Amount in its notice of acceptance shall be entitled to purchase, in addition to the Pro Rata Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for by the Purchasers exceed the available Undersubscription Amount, each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the available Undersubscription Amount as the Undersubscription Amount subscribed for by such Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

          (D) The Company may conduct the Additional Financing, and in the event that all of the securities offered to the Purchasers in the Offer Notice are not purchased hereunder by the Purchasers include such unpurchased securities in the securities being sold in the Additional Financing, within 60 days of the Offer Notice Expiration Date on terms and conditions not more favorable to the purchasers in such Additional Financing than the terms and conditions offered to the Purchasers hereunder without first offering such securities to the Purchasers in the manner provided in this Section 5.3.

          (E) The aggregate percentage of any Additional Financing that the Purchasers shall have the right to purchase under this Section 5.3 shall be determined as follows:

               (I) if the price at which the securities are sold in the Additional Financing is equal to or less than $0.88 (as adjusted for any stock splits, stock dividends, recapitalization, reclassifications or otherwise), the Purchasers shall collectively be entitled to purchase up to 50% of the securities to be issued in such Additional Financing;

               (II) if the price at which the securities are sold in the Additional Financing is greater than $0.88 (as adjusted for any stock splits, stock dividends, combinations, recapitalization, reclassifications or otherwise) and equal to or less than $1.32 (as adjusted for any stock splits, recapitalization, reclassifications or otherwise), the Purchasers shall collectively be entitled to purchase up to 40% of the securities to be issued in such Additional Financing;

               (III) if the price at which the securities are sold in the Additional Financing is greater than $1.32 (as adjusted for any stock splits, stock dividends, combinations, recapitalization, reclassifications or otherwise) and equal to or less than $1.76 (as adjusted for any stock splits, recapitalization, reclassifications or otherwise), the Purchasers shall collectively be entitled to purchase up to 30% of the securities to be issued in such Additional Financing; and

               (IV) if the price at which the securities are sold in the Additional Financing is greater than $1.76 (as adjusted for any stock splits, stock dividends, combinations, recapitalization, reclassifications or otherwise), the Purchasers shall collectively be entitled to purchase up to 20% of the securities to be issued in such Additional Financing.

     For purposes of this clause (e), the price at which the securities are sold is intended to reflect the price at which a share of Common Stock is sold in the Additional Financing or the


                                       14.

price of which a unit of securities that includes one share of Common Stock is sold. In the event that the Additional Financing is of securities convertible into or exercisable for Common Stock or of a unit of securities that includes securities convertible into or exercisable for Common Stock, then the price at which the securities shall be deemed to be sold for purposes of this clause (e) shall be determined on a fully-exercised, as-converted to Common Stock basis. In the event that the Additional Financing is of securities not convertible into or exercisable for Common Stock, the Purchasers shall collectively be entitled to purchaser up to 50% of the securities to be issued in such Additional Financing.

          (F) In the event that the Company proposes an Additional Financing that is a public offering made pursuant to a registration statement filed with the Commission pursuant to the Securities Act, the offering of securities to the Purchasers pursuant to this Section 5.3 shall be made by the Company in a concurrent private placement and not in such public offering. In any such private placement: (i) the offer of the securities in such private placement shall be made on the same terms and conditions as the offer of the securities in the public offering, (ii) the closing of the private placement shall occur concurrently with the closing of the Additional Financing, (iii) the securities offered to the Purchasers in the private placement shall be deemed to have been issued in such Additional Financing for the purpose of calculating the percentages set forth in Section 5.3(e), and (iv) the Company shall provide registration rights substantially identical to those provided in the Rights Agreement with respect to the securities purchased in the private placement.

          (G) The following issuances shall not be Additional Financings for purposes of this Section 5.3 and the Purchasers shall have no rights hereunder with respect to such issuances of securities: (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, consultants or advisers of the Company pursuant to any plan, agreement or arrangement approved by the Company's Board of Directors (the primary purpose of which, in the reasonable judgment of the Company's Board of Directors, is not to raise additional capital); (ii) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships, joint ventures or research and development, licensing or similar collaborations or arrangements;
(iii) securities issued upon exercise or conversion of outstanding securities of the Company; (iv) securities issued to placement agents; (v) securities issued as payments of interest on notes of the Company; (vi) securities issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; and (vii) shares of Common Stock, or the grant of options or warrants therefor, in connection with any present or future borrowing, leasing or similar debt financing arrangement (including any line of credit extended by any commercial lending institution and evidenced by the issuance of notes by the Company) approved by the Board of Directors of the Company.

          (H) The participation right in this Section 5.3 shall terminate upon the earlier of (i) the closing of any Additional Financing in which the Company issues securities in a single closing for aggregate consideration exceeding $50 million and (ii) the closing of any Additional Financing in which the Company issues securities for aggregate consideration that, when added together with the consideration received by the Company for all Additional Financings prior to such Additional Financing, exceeds $75 million.


                                      15.

          (I) The participation right in this Section 5.3 may not be assigned or transferred, except that such right is assignable by each Purchaser to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser.

          (J) No Purchaser shall have any right to purchase securities of the Company hereunder, and the Company shall have no obligation to a Purchaser hereunder, if (1) the Company has used its reasonable best efforts to ensure that the sale of such securities to such Purchaser will not violate any Rule or Regulation and, despite such efforts, the Company reasonably determines in good faith (based on the written advice of its counsel) that the sale of such securities to such Purchaser cannot be made without the violation of any Rule or Regulation or (2) (A) the Company reasonably determines in good faith (based on the written advice of its counsel) that the sale of such securities to such Purchaser cannot be made without requiring the approval of the Company's stockholders for a reason that is related to such Purchaser (or to the Purchasers as a group) and is not related to the participation of other participants in the Additional Financing and (B) the Company has used commercially reasonable efforts (which shall include consulting in good faith with the participants in the Additional Financing other than the Purchasers) to structure the Additional Transaction such that that the sale of such securities to such Purchaser can be made without requiring the approval of the Company's stockholders; provided, however, the Company shall negotiate in good faith with such Purchaser to implement a mutually-agreeable alternative to such Purchaser's participation in such Additional Financing on the same terms as the other participants with the goal of providing such Purchaser with the opportunity to purchase securities of the Company on or about the time of the Additional Financing on terms that are economically equivalent to the terms offered to the participants in the Additional Financing.

     5.4 Expenses. The Company shall pay to Baker Brothers Investments ("BBI") at the Closing upon delivery to the Company of an invoice, reimbursement for the out-of-pocket expenses reasonably incurred by BBI or its advisors in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the other agreements to be executed in connection herewith, and therewith, including, without limitation, reasonable due diligence and attorneys' fees and expenses (the "EXPENSES"); provided, however, that BBI shall be permitted to deduct all Expenses from the purchase price payable by BBI and purchasers affiliated with BBI hereunder. In addition, from time to time following the Closing, upon BBI's written request and delivery to the Company of an invoice, the Company shall pay to BBI such additional Expenses, if any, not covered by any payments made at Closing. The maximum amount of Expenses for which the Company shall be responsible pursuant to this section shall be $50,000 and the balance of the expenses of BBI and the other Purchasers shall be borne by BBI and the other Purchasers.

     5.5 Information. The Company shall send the following to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities: (i) unless otherwise available on the SEC's EDGAR system, within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day of the release, copies of all press releases issued by the Company.


                                      16.

     5.6 Listing. The Company will use its best efforts to continue the listing and trading of its Common Stock, including the Shares and Warrant Shares, on the American Stock Exchange ("AMEX"), the New York Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or other equivalent U.S. national exchange or automated trading market (a "PERMITTED EXCHANGE") and to comply with the reporting, filing and other obligations under the bylaws or rules thereof.

     5.7 Corporate Existence. So long as a Purchaser owns any Securities, in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the Warrants and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance upon exercise of all Warrants outstanding as of the date of such transaction. The Company covenants and agrees that it will not engage in any liquidation, dissolution, merger, consolidation or sale of all or substantially all of its assets at any time prior to the effectiveness of the Registration Statement required to be filed pursuant to the Rights Agreement without (A) providing each Purchaser with written notice of such transaction at least 15 days prior to the consummation of such transaction and (B) obtaining the written consent (such consent not to be unreasonably withheld) of the Purchasers holding a majority-in-interest of the then outstanding Shares held by the Purchasers; provided, however, that the Company shall not have any obligation hereunder to obtain such consent if the Board of Directors of the Company determines in good faith (based on the written advice of counsel) that requiring such consent would be inconsistent with its fiduciary duties under applicable law.

     5.8 Securities Laws; No Integrated Offerings. The Company shall not make any offers or sales of any security under circumstances that would cause the offer and sale of the Securities hereunder to violate the Securities Act or the Rules or Regulations or cause the offer and sale of the Securities to be subject to any stockholder approval provision applicable to the Company or its securities.

     5.9 Legal Compliance. So long as any Purchaser beneficially owns at least 5% of the Company's common stock (determined in accordance with Rule 13(d) under the Exchange Act), the Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

     5.10 Inspection of Properties and Books. So long as BBI beneficially owns at least 10% of the Company's common stock (determined in accordance with Rule 13(d) under the Exchange Act), BBI and its representatives and agents (collectively, the "INSPECTORS") shall have the right, at BBI's expense, and following reasonable notice to visit and inspect any of the properties of the Company, to examine the books of account and records of the Company and, to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as BBI may desire. The Company shall not disclose material nonpublic information to Inspectors, unless prior to disclosure of such information the Company and BBI agree otherwise and the


                                      17.

Inspectors enter into an appropriate confidentiality agreement with the Company with respect thereto.

     5.11 Board of Directors. At any time and from time to time until March 23, 2007 (the "EXPIRATION DATE"), BBI will have the right to recommend one representative or appointee of BBI (the "BBI CANDIDATE") for election to the Company's Board of Directors. If the BBI Candidate is determined to be a suitable candidate to serve as a director of the Company by the Company's nominating committee acting in good faith in accordance with the guidelines publicly disclosed by the Company and the charter of the nominating committee, the Company will cause such BBI Candidate to be elected or appointed as a member of the Company's Board of Directors. If the BBI Candidate's term will expire prior to the Expiration Date, the Company will evaluate the BBI Candidate in the same manner as its other directors whose terms are expiring and, if the BBI Candidate is determined to be a suitable candidate to serve as a director of the Company by the Company's nominating committee acting in good faith in accordance with the guidelines publicly disclosed by the Company and the charter of the nominating committee, will nominate the BBI Candidate for re-election to the Board upon the expiration of such BBI Candidate's term. The right set forth in this Section 5.11 is not assignable.

     5.12 Observation Rights. During any period when a BBI Candidate is serving as a member of the Board, the Company shall allow the BBI Candidate to attend, in a nonvoting capacity, all meetings of each committee of the Company's Board of Directors on which the BBI Candidate is not serving, and in connection therewith, the Company shall give such BBI Candidate copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the members of such committee; provided, however, that the Company reserves the right to exclude such BBI Candidate from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons, or if such committee believes in good faith (based on the advice of counsel) that the BBI Candidate has a conflict of interest. The right set forth in this Section 5.12 is not assignable.

     5.13 Future Financings. On or prior to the earlier of (i) March 23, 2008, and (ii) the date on which the Purchasers no longer hold at least 50% of the Shares issued at the Closing (subject to adjustment for stock splits, dividends, combinations, recapitalizations, reclassifications and other similar events), the Company shall not sell any shares of preferred stock or consummate any debt financing without the prior written consent of Purchasers holding at least a majority of the Shares then held by all Purchasers; provided that no such approval shall be necessary for the Company to enter into an equipment lease transaction.

     5.14 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for research and clinical development activities, manufacturing and commercialization of its product candidates, working capital and general corporate purposes, including for potential acquisitions of additional technologies and intellectual property rights.

     5.15 No Short Sales. Each Purchaser agrees that beginning on the date hereof until the earlier to occur of (a) the date 90 days from the Closing Date and (b) the effective date of the Registration Statement, it will not enter into any Short Sales. For purposes of this Section 5.15, a


                                      18.

"Short Sale" by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

                                   ARTICLE 6

                CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING

     The obligations of each Purchaser under Section 2 of this Agreement are subject to the fulfillment or waiver by such Purchaser, on or before the Closing, of each of the following conditions:

     6.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall have been true and correct when made and shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date).

     6.2 Performance of Obligations; Consents and Waivers. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

     6.3 Transaction Documents. The Company shall have executed and delivered this Agreement, the Warrants and the Rights Agreement.

     6.4 Delivery of Certificates and Warrants. The Company shall have delivered to such Purchaser duly executed stock certificates and Warrants (each in such denominations as such Purchaser shall request) representing the Shares and Warrants being so purchased by such Purchaser at the Closing in accordance with
Section 2.1 above.

     6.5 Authorization of Common Stock. The Common Stock shall be authorized for quotation and listed on the AMEX and trading in the Common Stock (or the AMEX generally) shall not have been suspended by the SEC or the AMEX.

     6.6 Legal Opinion. Such Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance satisfactory to the Purchaser.

     6.7 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate dated as of the Closing Date, signed by the Company's Chief Executive or Chief


                                      19.

Financial Officer, certifying that the conditions set forth in Sections 6.1, 6.2, 6.5 and 6.7 have been satisfied.

     6.8 Officer's Certificate. The Purchaser shall have received from an officer of the Company, a certificate having attached thereto (i) the Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

                                   ARTICLE 7

                 CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING

     The Company's obligation to sell and issue the Shares is subject to the fulfillment of the following conditions, any of which may be waived by the
Company:

     7.1 Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall have been true and correct when made and shall be true and correct on such Closing Date as if made on and as of such Closing Date.

     7.2 Securities Exemptions. The offer and sale of the Securities to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all other applicable securities laws.

                                   ARTICLE 8

                  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

     8.1 Restrictions on Transferability. The Securities shall not be sold, transferred, assigned or hypothecated unless (i) there is an effective registration statement under the Securities Act covering such Securities, (ii) the sale is made in accordance with Rule 144 under the Securities Act, or (iii) the Company receives an opinion of counsel for the holder of the Securities reasonably satisfactory to the Company stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of the Securities Act, and each such case upon all other conditions specified in this
Section 8. Notwithstanding the provisions of the preceding sentence, no such registration statement or opinion of counsel shall be required for any transfer of any Securities by a Purchaser that is a partnership, a limited liability company or a corporation to (A) a partner of such partnership, a member of such limited liability company or a stockholder of such corporation, (B) an entity that controls, or is controlled by, or is under common control with such partnership, limited liability company or corporation, (C) a retired partner of such partnership or member of such limited liability company or (D) the estate of any such partner, member or stockholder; provided that in each of the foregoing cases the proposed transferee of the Securities held by the Purchaser agrees in writing to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 8.


                                      20.

     8.2 Restrictive Legends. Each certificate representing the Securities, and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Section 8), shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

     8.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 8.2 and any stop transfer instructions with respect to such legended Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities, or the Company shall issue a certificate without any legend representing Securities issued upon the exercise of a Warrant, as the case may be, if (i) the resale of such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available with respect to such Securities and (a) the Purchaser delivers to the Company an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the resale of the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not eliminate the exemption or exemptions from registration pursuant to which the Company issued the Securities, or (b) in connection with a proposed transfer of the Securities, the Purchaser delivers to the Company a certificate executed by an officer of, or other person duly authorized by such Purchaser, in the form attached hereto as EXHIBIT E, (ii) if such holder sells the Security in accordance with the requirements of Rule 144 under the Securities Act, or (iii) the Security is eligible to be sold pursuant to Rule 144(k) under the Securities Act. If the Company is required to issue unlegended certificates pursuant to this Section 8.3 following the sale of some or all of the Securities evidenced by such certificates, the Company shall use its best efforts to deliver or cause to be delivered to such Purchaser such unlegended certificates within four (4) business days of submission by that Purchaser of legended certificate(s) to the Company's transfer agent, together with any other documents required by the transfer agent to consummate such transaction; provided, however, that if such certificates are not delivered within five (5) business days of the date of submission of such certificates and other documents, the Company shall pay, as liquidated damages and not as a penalty for the delay in issuance of the certificates (which remedy shall constitute the Purchasers exclusive monetary remedy), an amount equal to 1.0% of the aggregate purchase price of the Securities sold by the Purchaser and evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such four (4) business day period that the unlegended certificates have not been so delivered.


                                      21.

                                   ARTICLE 9

                                  MISCELLANEOUS

     9.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor; provided, however, that the representations and warranties made by the Company and the Purchasers herein shall expire upon the second anniversary of the Closing Date.

     9.2 Broker's Fee. The Company represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction, except for the fee payable to ThinkEquity Partners LLC. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     9.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified, (ii) when received by confirmed facsimile, or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchasers as follows or at such other addresses as the Company or the Purchasers may designate upon ten
(10) days' advance written notice to the other party:

          (A) if to the Company, to:

              Idera Pharmaceuticals, Inc.
              345 Vassar Street
              Cambridge, Massachusetts 02139
              Attention: Chief Executive Officer
              Facsimile: (617) 679-5542

              with a copy to:

              Wilmer Cutler Pickering Hale and Dorr LLP
              60 State Street
              Boston, Massachusetts 02109
              Attention: Stuart Falber
              Facsimile: (617) 526-5000

          (B) if to a Purchaser, at its address as set forth on the Schedule of Purchasers to this Agreement.

     9.4 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers holding a majority of the


                                      22.

Shares then outstanding. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

     9.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     9.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of New York, Borough of Manhattan, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Purchasers irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each party further agrees that service of process upon such party, mailed by first class mail, shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect a party's right to serve process in any other manner permitted by law.

     9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

     9.9 Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters.

     9.10 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of a Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of the Company, except such consent shall not be required in cases of assignments by a Purchaser as permitted under Section 8.1, provided that such assignee agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, the rights set forth in Sections 5.3, 5.10 and
5.11 may not be assigned or transferred.

     9.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.


                                      23.

     9.12 Publicity. The Company and BBI shall have the right to approve before issuance any press releases, SEC or other filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company and any Purchaser shall be entitled, without the prior approval of any other party hereto, to make any press release or SEC or other filings with respect to such transactions as is required by applicable law and regulations (although a reasonable time prior to the release or filing of any such press release or filing the other parties hereto (i) shall be consulted by the party making such press release or filing in connection with such release or filing and (ii) shall be provided with a copy of and a reasonable opportunity to comment on such release or filing); and provided further, however, that neither the Company nor BBI shall be required to obtain the consent of any other party hereto in connection with any release or filing to the extent that such other party has previously approved the disclosure to be provided in such release or filing in accordance with this Section 9.12.

     9.13 Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to reports, notices and other materials submitted by the Company to such Purchaser pursuant to this Agreement, pursuant to the rights granted under Section 5.10 or otherwise pursuant to the Rights Agreement, unless (a) such information is known, or until such information becomes known, to the public or (b) such information is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this clause (b) the Purchaser shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                      24.

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first set forth above.

                                        IDERA PHARMACEUTICALS, INC.


                                        By: /s/ Sudhir Agrawal
                                            ------------------------------------
                                            Sudhir Agrawal
                                            Chief Executive Officer

                                        PURCHASER:

                                        BAKER BROS. INVESTMENTS, L.P.

                                        By: Baker Bros. Capital, L.P.,
                                            its general partner

                                        By: Baker Bros. Capital (GP), LLC,
                                            its general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member


                                        BAKER BROS. INVESTMENTS II, L.P.

                                        By: Baker Bros. Capital, L.P.,
                                            its general partner

                                        By: Baker Bros. Capital (GP), LLC,
                                            its general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member

                                        PURCHASER:

                                        BAKER BIOTECH FUND I, L.P.

                                        By: Baker Biotech Capital, L.P.,
                                            its general partner

                                        By: Baker Biotech Capital (GP), LLC,
                                            its general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member


                                        BAKER BIOTECH FUND II, L.P.

                                        By: Baker Biotech Capital II, L.P.,
                                            its general partner

                                        By: Baker Biotech Capital II (GP), LLC,
                                            is general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member


                                        BAKER BIOTECH FUND II (Z), L.P.

                                        By: Baker Biotech Capital II (Z), L.P.,
                                            its general partner

                                        By: Baker Biotech Capital II (Z) (GP),
                                            LLC, is general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member


                                        BAKER BIOTECH FUND III, L.P.

                                        By: Baker Biotech Capital III, L.P.,
                                            its general partner

                                        By: Baker Biotech Capital III (GP), LLC,
                                            is general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member

                                        PURCHASER:

                                        BAKER BIOTECH FUND III (Z), L.P.

                                        By: Baker Biotech Capital III (Z), L.P.,
                                            its general partner

                                        By: Baker Biotech Capital III (Z) (GP),
                                            LLC, is general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member


                                        14159, L.P.

                                        By: 14159 Capital, L.P.,
                                            its general partner

                                        By: 14159 Capital (GP), LLC,
                                            is general partner


                                        By: /s/ Julian Baker
                                            ------------------------------------
                                        Name: Julian Baker
                                        Title: Managing Member

                                        PURCHASER:

                                        TANG CAPITAL PARTNERS, LP

                                        By: Tang Capital Management, LLC, its
                                            General Partner


                                        By: /s/ Kevin C. Tang
                                            ------------------------------------
                                            Kevin C. Tang, Manager

                                        PURCHASER:

                                        FINSBURY EMERGING BIOTECHNOLOGY TRUST
                                        PLC


                                        By: /s/ Samuel D. Isaly
                                            ------------------------------------
                                        Name: Samuel D. Isaly
                                        Title: Managing Partner of Investment
                                               Advisor